Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John W. Wood Jr., certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Analogic Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 18, 2005	/s/John W. Wood Jr.

John W. Wood Jr.
Chief Executive Officer (Principal Executive Officer)

5